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                                                                  Exhibit 10.201

XcelleNet Software & Services Agreement

THIS IS A LEGAL AGREEMENT BETWEEN YOU, THE CUSTOMER, AND XCELLENET, INC., ("XCELLENET") AND, ALONG WITH THE ORDER FORM, IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN YOU AND XCELLENET (THE "AGREEMENT") WHICH SUPERSEDES ANY PROPOSAL OR PRIOR AGREEMENT, ORAL OR WRITTEN, AND ANY OTHER COMMUNICATIONS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

1. GRANT OF LICENSE. XcelleNet hereby grants you a nonexclusive and limited license to use the software products ordered by you, including any updates and any associated electronic or written documentation (together, the "Software"), and you accept certain limits on you set forth in this Agreement, including:

  a) You agree to use the Software for your internal use only in processing data you have a right to process or distribute.

  b) You may assign or transfer the Software and this Agreement to any affiliated entity upon prior written consent from XcelleNet, which shall not be unreasonably withheld, provided such entity agrees in writing to be bound by all the terms and conditions of this Agreement. Except as provided in this Section and Section2, you agree not to sublicense, assign, rent, sell, lease, distribute or otherwise transfer the Software or any of the rights granted by this Agreement, to any third party.

  c) You agree to take all reasonable precautions to prevent unauthorized persons from obtaining access to or use of the Software.

  d) You agree not to disassemble, decompile or reverse engineer the Software, except to the extent and for the express purposes authorized by applicable law.

  e) You agree not to modify or alter the Software without the prior written consent of XcelleNet. You acknowledge that XcelleNet retains all rights and title to any modifications or enhancements to, or derivative works of, the Software, except as otherwise agreed to by XcelleNet. Use of any features contained within the Software to configure the Software does not constitute modification of the Software, and XcelleNet does not claim any ownership of applications or interfaces that were not created by XcelleNet. If you wish to develop an interface to the Software, XcelleNet will provide you existing information reasonably sufficient to enable interoperability.

2. CLIENT AND SERVER SOFTWARE. The Software includes "Server Software" and "Client Software". Server Software are those modules of the Software installed on a single network or file server computer (the "Server") that manage and control the automated exchanges of information with Clients through various telecommunication channels. Client Software are those modules of the Software that run on remote computers ("Clients") and facilitate communications with the Server Software. You agree to use each copy of the licensed Server Software on only one Server at a time, to manage up to the number of Clients licensed for that Server. The Client Software may be copied and distributed by you to endusers within your organization and to third parties solely for the purpose of connecting to the Server, but may not otherwise be further copied and distributed. If you provide third parties with access to the Software, you agree to be solely responsible for all claims and liabilities resulting from the use of the Software by such third parties and for any breach of this Agreement by such third parties.

3. OWNERSHIP & INTELLECTUAL PROPERTY. All copyright and other intellectual property rights in and to the Software are and shall remain the exclusive property of XcelleNet and/or its suppliers. The Software is protected by the copyright laws of the United States and international treaty provisions. To further protect XcelleNet's ownership rights in the Software, you agree not to:
(i) violate any of XcelleNet's copyrights or other proprietary rights related to the Software; (ii) alter, remove or conceal any copyright notices or other proprietary notices that may appear on or within the Software; and (iii) copy the Server Software without the prior written consent of XcelleNet, except to provide a backup copy (but not for "hot standby" or "test bed" purposes without XcelleNet's prior written consent).

4. LIMITED WARRANTY/EXCLUSIVE REMEDY.

  a) XcelleNet warrants that it has the right and authority to enter into and perform this Agreement. XcelleNet further warrants that for a period of ninety
(90) days from initial delivery of the first copy of each Software product, (i) the Software will substantially conform to the functional description in its associated documentation and that (ii) the physical media and documentation containing the Software will be free from defects in materials and workmanship. The above warranties specifically exclude defects resulting from accident abuse, unauthorized repair, modifications, or enhancements, or misapplication. XcelleNet does not warrant that use of the Software will be uninterrupted or error free. Delivery of additional copies of, or revisions or upgrades to, the Software shall not restart or otherwise affect the warranty period for previously delivered copies.

  b) Your exclusive remedy for breach of this limited warranty shall be, at XcelleNet's option, either (i) correction or replacement of the Software with product(s) which conform to the above-stated limited warranty, or (ii) refund of the price paid for the Software and termination of this Agreement with respect to those copies not in compliance. To claim the benefit of this limited warranty you must give XcelleNet written notice of any breach of the above-stated limited warranty, not later than ninety (90) days following your receipt of the Software.

  c) EXCEPT AS SET FORTH IN TIES SECTION 4, XCELLENET AND ITS DISTRIBUTORS AND SUPPLIERS MAKE NO REPRESENTATIONS, WARRANTIES, OR GUARANTEES, EITHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, ORAL OR WRITTEN, WITH RESPECT TO THE SOFTWARE AND ANY SERVICES COVERED BY OR FURNISHED PURSUANT TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OR CONDITION (I) OF MERCHANTABILITY,
(II) OF SATISFACTORY QUALITY, (III) OF FITNESS FOR A PARTICULAR PURPOSE, OR (IV) ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE.

5. LIMITATION OF LIABILITY. EXCEPT AS PROVIDED IN SECTION 6, IN NO EVENT WILL XCELLENET OR ITS OFFICERS, EMPLOYEES, DISTRIBUTORS, SUPPLIERS OR AFFILIATES BE LIABLE FOR; (I) COSTS OF SUBSTITUTE GOODS OR SERVICES; (II) SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER, WHETHER IN AN ACTION OF CONTRACT OR TORT, EVEN IF XCELLENET HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; (III) ANY CLAIM AGAINST YOU BY ANY THIRD PARTY; AND (IV) ANY DAMAGES, LOSSES OR INJURIES TO YOU, OR THOSE CLAIMING THROUGH YOU, IN EXCESS OF THE FEES PAID BY YOU FOR THE SOFTWARE OR SERVICES DIRECTLY CAUSING THE LIABILITY.

6. INFRINGEMENT INDEMNITY.

  a) If an action is brought against you claiming that the Software infringes any United States patent or worldwide copyright or trade secret rights of a third party, XcelleNet shall indemnify you and hold you harmless against all damages and costs awarded against you, or settlements entered into by XcelleNet on your behalf, in the action, subject to Section 6(b) but only if. (i) You notify XcelleNet promptly and in writing upon learning that the claim might be asserted: (ii) XcelleNet is given sole control of any proceedings or negotiations in connection with the claim; (iii) you take no action that in XcelleNet's judgment, materially impairs XcelleNet's defense of the claim; and
(iv) you cooperate and assist in the defense or settlement of the claim, as reasonably requested by XcelleNet.


  b) In performing its indemnity obligations in Section 6(a), XcelleNet may, at its option and expense, either (i) substitute a substantially equivalent non-infringing item for the infringing item (ii) modify the infringing item so that it no longer infringes but remains functionally equivalent, or (iii) obtain for you the right to continue using such item. If none of the foregoing is commercially practicable in XcelleNet's reasonable opinion, Xcellenet may terminate this Agreement and will accept a return of the infringing Software and refund to you the license fees applicable thereto less 1/60" of such amount for each month in which this Agreement has been in effect. The indemnity in Section 6(a) will not apply if and to the extent that the infringement claim results from (i) a correction or modification of the Software not provided by XcelleNet,
(ii) a failure to promptly install an update, or (iii) the combination of the Software with items not provided by XcelleNet.

  c) NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, THE FOREGOING STATES THE ENTIRE LIABILITY AND OBLIGATION OF XCELLENET OR ANY DISTRIBUTOR. SUPPLIER OR AFFILIATE WITH RESPECT TO INFRINGEMENT OR CLAIMS OF INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE SOFTWARE.

7. TERMINATION. This Agreement is effective until terminated. You may terminate this Agreement at any time by returning the Software and all copies to XcelleNet or by destroying them. However, you shall receive a refund of your license fee only if this Agreement is terminated in compliance with Section 4. This Agreement may be terminated by XcelleNet if (i) you fail to pay the license fees and other charges, or (ii) you fail to comply with any of the terms and conditions of this Agreement and do not remedy such failure within thirty (30) days after receiving notice. Upon any termination of this Agreement, you agree to (i) immediately cease all use of the Software, (ii) either return the Software and all copies to XcelleNet or destroy them, and (iii) notify all third parties using the Software through you to do the same.

8. EXPORT CONTROLS. None of the Software or underlying information or technology may be downloaded or otherwise exported or re-exported in violation of the laws and administrative regulations of the United States or any other applicable jurisdiction.

9. GENERAL. (i) This Agreement shall be governed in accordance with the laws of the State of Georgia, U.S.A., without reference to conflict of laws principles and without regard to the United Nations 1980 Convention on Contracts for the International Sale of Goods and any amendments thereto. (ii) XcelleNet's suppliers are the intended third party beneficiaries of this Agreement and have the express right to rely upon and directly enforce the terms set forth herein.
(iii) All sales, use or other taxes arising out of this Agreement or your use of the Software is your sole responsibility, except for income or franchise taxes payable by XcelleNet. (iv) If any provision of this Agreement is held to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable. (v) All terms of any purchase order or other ordering document submitted by you shall be superseded by this Agreement. (vi) This Agreement may only be amended in writing and only if signed by XcelleNet and you. (vii) All notices shall be in writing and shall be sent by mail to the parties at the business addresses on the accompanying order form or at such other addresses of which either party may give notice.